Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271074

Prospectus Supplement

to Prospectus dated April 12, 2023

193,000 Shares of Common Stock

We are offering 193,000 shares of our common stock, par value $0.0001 per share, directly to certain investors, referred to as “the investors.”

In a concurrent private placement to the same investors, we are also issuing unregistered warrants (the “Private Placement Warrants”) to purchase an aggregate of 193,000 shares of common stock. Each share of common stock and accompanying Private Placement Warrant are being sold together at a combined offering price of $7.77 per common share and associated Private Placement Warrant. The Private Placement Warrants will have an exercise price of $7.64 per share, will be exercisable immediately and will expire five years from the date of issuance. The Private Placement Warrants and underlying shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VCNX.” The last reported sale price of our common stock on the Nasdaq Capital Market on March 26, 2024 was $7.55 per share.

We effected a 1-for-14 reverse stock split of our outstanding shares of common stock on February 19, 2024 (the “Reverse Stock Split”). Prior to the Reverse Stock Split, we effected a 1-for-15 reverse stock split of our outstanding shares of common stock on September 22, 2023 (the “Prior Reverse Stock Split”). Unless we specifically state otherwise, all information in this prospectus reflects the Reverse Stock Split and the Prior Reverse Stock Split and no exercise of stock options or warrants.

As of March 26, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $7,966,689, based on 1,231,602 shares of outstanding common stock, of which approximately 650,355 shares were held by non-affiliates, and a price of $12.249755 per share, which was the closing price at which our common stock was last sold on the Nasdaq Capital Market on February 15, 2024. We have offered and sold $287,288.18 of our securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in our securities involves a high degree of risk. See the risks described in the “Risk Factors” section on page S-6 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained a financial advisor in connection with this offering. The financial advisor has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the financial advisor the fees set forth in the table below.

	Per Share	Total
Offering Price	$7.77	$1,499,610
Financial Advisor Fees(1)	$0.91	$175,000
Proceeds to us, before expenses	$6.86	$1,324,610

(1)

We will pay the financial advisor a cash fee equal to $175,000. We have also agreed to reimburse the financial advisor for up to $75,000 of its documented, accountable legal expenses as described under the “Plan of Distribution” on page S-6 of this prospectus supplement.

We anticipate that delivery of the securities will be made on or about March 28, 2024, subject to the satisfaction of certain closing conditions.

The date of this prospectus supplement is March 27, 2024.

You should rely only upon the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the financial advisor has not, authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of these documents or such other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those date.

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “Vaccinex,” “we,” “us” and “our” in this prospectus supplement refer to Vaccinex, Inc., a corporation organized under the laws of the State of Delaware, and its consolidated subsidiaries, unless the context requires otherwise.

This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act.

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read carefully this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and in other documents incorporated herein by reference.

Our Company

Overview

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including neurodegenerative diseases, cancer, and autoimmune disorders. We believe we are the leader in the field of semaphorin 4D, or SEMA4D, biology and that we are the only company targeting SEMA4D as a potential treatment for neurodegenerative diseases, cancer, and autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the activity of immune and inflammatory cells at sites of injury, cancer, or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab, an antibody that we believe utilizes novel mechanisms of action. We are focused on developing pepinemab for the treatment of Alzheimer’s disease, or AD, head and neck cancer, and pancreatic cancer. Additionally, third party investigators are studying pepinemab in clinical trials in breast cancer, as well as in “window of opportunity” studies in other indications, including head and neck cancer, and melanoma.

We have developed multiple proprietary platform technologies and are developing product candidates to address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by available therapies. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline and to facilitate strategic development and commercial partnerships. Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb® antibody discovery platform. Our lead product candidate, pepinemab, is currently in clinical development for the treatment of Alzheimer’s disease, or AD, head and neck, pancreatic and breast cancer, through our efforts or through investigator-sponsored trials. Our additional product candidate VX5 is in an earlier stage of development and was selected using our ActivMAb platform. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Our current research and development activities primarily relate to clinical development in the following indications:

•

Alzheimer’s Disease. We initiated a randomized, placebo-controlled, multi-center phase 1/2a clinical study of pepinemab in AD, or the SIGNAL-AD trial, in 2021. This trial is based on evidence from the SIGNAL clinical trial in HD that showed treatment with pepinemab reduced cognitive decline and induced a sharp increase in glucose metabolism in the brain during HD disease progression as detected by conventional FDG-PET imaging. Previous studies in AD have shown that decline in glucose metabolism correlates with cognitive decline. We reached our enrollment target of 49 participants in April 2023 and expect topline data in the second half of 2024.

•	Cancer Studies. We and others have shown that SEMA4D, the target of pepinemab, is highly expressed in head and neck cancer where it impedes recruitment and activation of cytotoxic T cells that can attack the tumor while also inducing differentiation of myeloid derived suppressor cells that inhibit any remaining tumoricidal immune activity. Head and neck cancer is, therefore, a cancer in which immunotherapy with pepinemab in combination with a checkpoint inhibitor such as KEYTRUDA® (pembrolizumab) could be uniquely effective. We have entered into a collaboration with Merck, Sharp & Dohme, who is supplying KEYTRUDA, for first-line treatment of head and neck cancer patients, and have analyzed interim data from the first 36 patients in the study. In a similar arrangement, we are collaborating with Merck KGaA (EMD Serono in the U.S.), who is supplying BAVENCIO (avelumab), another checkpoint inhibitor, for combination with pepinemab in pancreatic cancer. Pepinemab is also being evaluated by third parties in investigator-sponsored trials, or ISTs, for breast cancer, and in multiple “window of opportunity” studies in additional cancer indications.

•

Huntington’s Disease. We have currently paused our research efforts for HD. We evaluated pepinemab for the treatment of HD in our Phase 2 SIGNAL trial. Topline data for this trial, consisting of 265 subjects, was reported in late September 2020. Although the study did not meet its prespecified primary endpoints, it provided important new information, including evidence of cognitive benefit and a reduction in brain atrophy and increase in brain metabolic activity in patients with manifest disease symptoms. An improved study design would focus on patients with early signs of cognitive or functional deficits since they appeared to derive the greatest treatment benefit. The Company is evaluating its development strategy in terms of business opportunity and other near-term clinical activities. To advance planning for a potential Phase 3 study of pepinemab in HD, we requested a Type C meeting with the Food and Drug Administration, or FDA, to discuss details of the study design and key endpoints. We received requested clarifications regarding suitable endpoints for regulatory review from the FDA, and these will be incorporated in a possible future Phase 3 study.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on or accessible through our website are not incorporated by reference in, and are not considered part of, this prospectus, and any reference to our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision to purchase our common stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. As of December 31, 2023, we ceased to be an “emerging growth company,” but we remain a smaller reporting company as defined in the Jumpstart Our Business Startups Act of 2021. We therefore may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure obligations that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

Recent Developments

February Private Placement

On February 6, 2024, we entered into a Securities Purchase Agreement with certain investors pursuant to which we issued and sold in a private placement an aggregate of (i) 274,184 shares of our common stock together with common warrants to purchase up to 274,184 shares of our common stock and (ii) pre-funded warrants (in lieu of our shares of common stock) to purchase up to 90,363 shares of our common stock together with common warrants to purchase up to 90,363 shares of our common stock for aggregate gross proceeds of approximately $3.7 million. In connection with the February 2024 Offering, we agreed to file with the SEC a registration statement covering the resale of these shares.

Reverse Stock Splits

We effected a 1-for-14 reverse stock split of our outstanding shares of common stock on February 19, 2024 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 14 shares of common stock were combined into one issued and outstanding share of common stock. Holders of fractional shares received, in lieu of any fractional share, the number of shares rounded up to the next whole number. All equity awards outstanding and common stock reserved for issuance under the Company’s equity incentive plans and warrants outstanding immediately prior to the Reverse Stock Split were appropriately adjusted by dividing the number of affected shares of common stock by 14 and, as applicable, multiplying the exercise price by 14, as a result of the Reverse Stock Split.

Prior to the Reverse Stock Split, we effected a 1-for-15 reverse stock split of our outstanding shares of common stock on September 22, 2023 (the “Prior Reverse Stock Split”). As a result of the Prior Reverse Stock Split, every 15 shares of common stock were combined into one issued and outstanding share of common stock. Holders of fractional shares received, in lieu of any fractional share, the number of shares rounded up to the next whole number. All equity awards outstanding and common stock reserved for issuance under the Company’s equity incentive plans and warrants outstanding immediately prior to the Prior Reverse Stock Split were appropriately adjusted by dividing the number of affected shares of common stock by 15 and, as applicable, multiplying the exercise price by 15, as a result of the Prior Reverse Stock Split.

Insider Private Placement

On March 27, 2024, we entered into a Securities Purchase Agreement with company insiders and an existing investor pursuant to which we agreed to issue, in a private placement, an aggregate of (i) 159,683 shares of our common stock together with (ii) common warrants to purchase up to 159,683 shares of our common stock for aggregate gross proceeds of approximately $1.2 million.

The Offering

Shares offered by us	193,000 shares of common stock.

Offering price	$7.77 per share of common stock and associated Private Placement Warrants.

Shares to be outstanding immediately after this offering	1,424,602 shares of common stock (excluding shares issuable upon the exercise of the Private Placement Warrants).

Concurrent Private Placement	In a concurrent private placement, we are also selling to the same investors unregistered Private Placement Warrants to purchase 193,000 shares of common stock, the purchase price for which is included in the purchase price of the shares offered under this prospectus supplement. Each Private Placement Warrants has an exercise price of $7.64 per share, is exercisable immediately and will expire five years from the date of issuance.

Use of proceeds	We intend to use the net proceeds to fund the ongoing development and clinical trials of our lead drug candidate, pepinemab, in cancer and neurodegenerative disease, and for working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Nasdaq Capital Market symbol	VCNX

Risk factors	Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement beginning on page S-6, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Reverse Stock Splits	Unless we specifically state otherwise, all information in this prospectus reflects the Reverse Stock Split and the Prior Reverse Stock Split and no exercise of stock options or warrants.

(1)	The number of shares of our common stock outstanding is based on 1,231,602 shares outstanding as of March 26, 2024, which excludes:

•	14,706 shares issuable upon the exercise of stock options outstanding as of September 30, 2023 at a weighted-average exercise price of $452.06 per share;

•	1,087,954 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $14.63 per share; and

•	233,920 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.0014 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate the risks described below together with all of the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and the additional risks and uncertainties set forth or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition, or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to this Offering and our Securities

If we are unable to maintain and regain compliance with the continued listing standards of the Nasdaq Capital Market, our common stock may be delisted from the exchange.

Our common stock is currently listed for trading on the Nasdaq Capital Market under the symbol “VCNX”. The continued listing of our common stock on Nasdaq is subject to our compliance with a number of listing standards, including Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity (the “Equity Standard”) or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years (the “Alternative Standards”). In October 2023, Nasdaq informed us that if we fail to evidence compliance with the Equity Standard or the Alternative Standards upon the filing of our Annual Report on Form 10- K, we may be subject to delisting. If Nasdaq staff notifies us that we are subject to delisting, we will be permitted to appeal Nasdaq staff’s determination to a hearings panel. We expect to report in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that our stockholder’s equity as of December 31, 2023, was $40,000 and as such, that Nasdaq will find we are not in compliance with the Equity Standard under Listing Rule 5550(b)(1). We do not meet the requirements of the Alternative Standards. As such we anticipate the Listing Qualifications Staff of Nasdaq will notify us that we no longer meet the requirements of Nasdaq Listing Rule 5550(b)(1).

Upon notice from Nasdaq of noncompliance with Listing Rule 5550(b)(1), we may be granted 45 calendar days from the date of any notification letter to submit a plan to regain compliance with the Equity Standard (the “Compliance Plan”), and while there is no certainty we will be granted additional time, we may receive a compliance period, typically of no more than 180 days, to regain compliance with the Equity Standard.

If the Company fails to regain compliance with the Nasdaq continued listing standards, after any compliance period, if granted, Nasdaq will provide notice that the Company’s common stock will be subject to delisting.

A delisting or even notification of failure to comply with such requirements would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In addition, the delisting of our common stock could lead to a number of other negative implications such as a loss of media and analyst coverage, a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and likely result in a reduced level of trading activity in the secondary trading market for our securities, and materially adversely impact our ability to raise capital on acceptable terms or at all. Delisting from Nasdaq could also have other negative results, including the potential loss of confidence by our current or prospective third-party providers and collaboration partners, the loss of institutional investor interest, and fewer licensing and partnering opportunities. In the event of a delisting, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our common stock were no longer listed on Nasdaq, investors might only be able to trade on one of the over-the-counter markets, if at all. There is no assurance that prices for our common stock would be quoted on one of these other trading systems or that an active trading market for our common stock would exist, which would materially and adversely impact the market value of our common stock and your ability to sell our common stock.

The market price of our common stock has been, and may continue to be, volatile, and the value of your investment could decline significantly.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, regulatory approvals, our financial condition, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our common stock, leading to broad market fluctuations that could lower the market price of our common stock, resulting in a loss of all or part of your investment in our common stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

We do not intend to pay dividends or other distributions to our stockholders.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

You will experience immediate and substantial dilution.

The offering price for the shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.25 per share to our existing stockholders, and an immediate dilution of $3.53 per share to investors purchasing shares in this offering, based on an offering price of $7.77 per share of common stock and associated warrant, and after deducting the financial advisor fees and other estimated offering expenses payable by us. If the holders of outstanding options or other securities convertible into our common stock exercise those options or other such securities at prices below the offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” “continue,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus supplement include, among other things, statements about:

•	our ability to continue as a going concern;

•	our ability to regain compliance with the Nasdaq listing requirements;

•	our ability to service our outstanding debt obligations;

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	interim and preliminary data and our expectations for later clinical trials based on such data;

•	our expectations regarding the potential safety, efficacy, or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our ability to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	our use of the proceeds from the offerings of our common stock.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors under the section entitled “Risk Factors” and elsewhere in this prospectus, as well as in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act. You should not rely upon forward-looking statements as predictions of future events. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include risks related to:

•	our history of net losses and anticipated net losses for the foreseeable future;

•	our lack of product revenue and that we may never achieve or maintain profitability;

•	our need for additional capital to finance our operations to continue as a going concern;

•	the uncertain development pathway for evaluating our lead product candidate, pepinemab, for the treatment of Huntington’s Disease;

•	our dependence on the success of pepinemab;

•	our product candidates are in preclinical development or early stages of clinical development;

•	delays and disruptions in progressing and completing the development of our product candidates;

•	the lengthy, time-consuming, and unpredictable FDA regulatory process;

•	the expensive, time consuming, and difficult to design and implement nature of preclinical studies and clinical trials, and their uncertain outcome;

•	our dependence on key personnel;

•	our dependence on third-party collaborators;

•	our inability to obtain, maintain, and protect our intellectual property rights;

•	substantial competition that may result in others discovering, developing, or commercializing products before or more successfully than us;

•	our non-compliance with the Nasdaq continued listing standards; and

•	other factors detailed under the section entitled “Risk Factors” and elsewhere in this prospectus and in the documents incorporated herein by reference.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of the securities in this offering, after deducting financial advisor’s fees and estimated offering expenses payable by us, based on a combined public offering price per share and accompanying Private Placement Warrant of $7.77, and excluding the proceeds, if any, from the exercise of any Private Placement Warrants, will be approximately $1.2 million.

We intend to use the net proceeds from this offering to fund the ongoing development and clinical trials of our lead drug candidate, pepinemab, in cancer and neurodegenerative disease, and for working capital and other general corporate purposes. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in the securities being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per share. Our net tangible book deficit as of September 30, 2023 was approximately $3.9 million, or approximately $11.15 per share. Net tangible book deficit per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of September 30, 2023.

Our pro forma net tangible book deficit as of September 30, 2023, was approximately $5.6 million, or approximately $4.00 per share. Pro forma net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of September 30, 2023, after giving effect to the issuance of (i) 542,857 shares of common stock and assuming the exercise of 142,857 pre-funded warrants, together with the issuance of accompanying warrants to purchase up to an aggregate of 685,714 shares of common stock, which were issued on October 3, 2023 and (ii) 274,182 shares of common stock and assuming the exercise of 90,363 pre-funded warrants, together with the issuance of accompanying warrants to purchase up to an aggregate of 364,545 shares of common stock, which were issued on February 8, 2024.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of shares in this offering at an offering price of $7.77 per share of common stock, after deducting the financial advisor fees and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of September 30, 2023 would have been approximately $6.7 million, or approximately $4.24 per share. This represents an immediate increase of approximately $0.25 in net tangible book value per share to our existing stockholders and an immediate dilution of $3.53 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Public offering price per share	—	$7.77
Historical net tangible book value (deficit) per share as of September 30, 2023	$(11.15)	—
Increase in net tangible book value per share attributable to pro forma adjustments	$15.14	—
Pro forma net tangible book value (deficit) per share as of September 30, 2023	—	$4.0
Increase in net tangible book value per share attributable to new investors in this offering	$0.25	—
As adjusted net tangible book value (deficit) per share after this offering	—	$4.24
Dilution per share to new investors in this offering	—	$3.53

The above discussion and table does not reflect the following:

•	14,706 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2023 at a weighted-average exercise price of $452.06 per share; and

•	1,087,954 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $14.63 per share;

DESCRIPTION OF SECURITIES

The securities offered in this offering and the concurrent private placement will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form of securities purchase agreement, which will be included as an exhibit to a report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities. Additionally, we urge you to review the description of Private Placement Warrants and the form of Private Placement Warrant to be included as an exhibit to a current report on Form 8-K filed with the SEC in connection with the concurrent private placement, for a complete description of the terms and conditions applicable to the Private Placement Warrants.

Shares of Common Stock

The material terms and provisions of our common stock are described under the heading “Description of our Common Stock” starting on page 10 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We engaged A.G.P./Alliance Global Partners to act as our financial advisor for the offering pursuant a financial advisor agreement dated March 27, 2024, to solicit offers to purchase the securities in this offering. The financial advisor is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

The financial advisor proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus and in the concurrent private placement to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 28, 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the financial advisor a total cash fee equal to $175,000. We will also reimburse the financial advisor for documented, accountable legal expenses incurred in connection with the offering up to $75,000.

We estimate the total expenses of this offering paid or payable by us, other than the financial advisor fees and expense reimbursements, will be approximately $85,000.

Lock-up Restrictions

Pursuant to the securities purchase agreement with the investors, we have agreed that, for a period of 90 days following the closing of this offering, subject to certain exceptions, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our common stock or common stock equivalents.

In addition, our directors and executive officers and certain beneficial owners of 5% or more of our outstanding common stock have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 45 days after the closing of this offering, without first obtaining the written consent of the financial advisor. Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Indemnification

We have agreed to indemnify the financial advisor and specified other persons against certain liabilities relating to or arising out of the financial advisor’s activities under the engagement agreement and to contribute to payments that the financial advisor may be required to make in respect of such liabilities.

Regulation M

The financial advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the financial advisor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock and warrants by the financial advisor acting as principal. Under these rules and regulations, the financial advisor:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities,

other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The financial advisor and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the common course of business with us or our affiliates. The financial advisor has received, or may in the future receive, customary fees and commissions for these transactions. The financial advisor previously acted as the exclusive placement agent for a public offering of common share equivalents together with accompanying common stock warrants, pursuant to the terms of a placement agency agreement entered into between the Company and the financial advisor in September 2023.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland. The financial advisor is being represented by Thompson Hine LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements of Vaccinex, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, reports on Form 8-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.vaccinex.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we filed with the SEC prior to the date of this prospectus supplement and that we will file in the future, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•

our Quarterly Reports on Form 10-Q for the for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May  15, 2023, August 14, 2023, and  November 13, 2023, respectively;

•

our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the on March  23, 2023, April  3, 2023, May  12, 2023, May  15, 2023, May  19, 2023, May  30, 2023, August  22, 2023, September  13, 2023, September  22, 2023, September  22, 2023, October  4, 2023, October  13, 2023, February  7, 2024 (as amended February  8, 2024), February  13, 2024, February  15, 2024, February  21, 2024, March  4, 2024, and March 27, 2024; and

•

the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020.

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the

Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com.

PROSPECTUS

$150,000,000

Common Stock

Debt Securities

We may offer and sell common stock, debt securities, or common stock together with debt securities, up to an aggregate initial offering price of $150,000,000, from time to time in one or more offerings in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides a general description of the common stock and debt securities we may offer. Each time we offer either of these types of securities, we will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may offer and sell the securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If agents, underwriters or dealers are used to sell any of the securities with respect to which this prospectus is being delivered, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VCNX.” On March 31, 2023, the closing price of our common stock was $0.3995 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, we may sell from time to time in one or more offerings the securities described in this prospectus for an aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents incorporated by reference into this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference and the information below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities. The information contained in this prospectus is not complete and may be changed. You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus, any documents we incorporate by reference herein or the accompanying prospectus supplement, if any, is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Vaccinex or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “Vaccinex,” “the Company,” “we,” “our,” and “us” or other similar terms mean Vaccinex, Inc. and our subsidiaries, unless we state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our ability to continue as a going concern;

•	our ability to regain compliance with the Nasdaq listing requirements;

•	our ability to service our outstanding debt obligations;

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	the impact of inflation on our expenses and business;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	interim and preliminary data and our expectations for later clinical trials based on such data;

•	our expectations regarding the potential safety, efficacy or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our ability to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	our use of the proceeds from the offerings of our common stock.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

Company Overview

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including cancer, neurodegenerative diseases and autoimmune disorders. We believe we are the leader in the field of semaphorin 4D, or SEMA4D, biology and that we are currently the only company targeting SEMA4D as a potential treatment for cancer, neurodegenerative diseases or autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the migration and activation of immune and inflammatory cells at sites of injury, cancer or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab (also known as VX15/2503), an antibody that we believe exploits novel mechanisms of action. We are focused on the development of pepinemab for the treatment of certain cancer indications, and in particular head and neck squamous cell carcinoma, or HNSCC, pancreatic ductal adenocarcinoma, or PDAC, and neurodegenerative diseases including Huntington’s disease, or HD, and Alzheimer’s disease, or AD. Additionally, third party investigators are studying pepinemab in clinical trials in breast cancer as well as in “window of opportunity” studies in other indications, including HNSCC and melanoma.

We have developed multiple proprietary platform technologies which have potential to develop product candidates against novel targets that could address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by currently available therapies. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline, and to facilitate strategic development and commercial partnerships. Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb® antibody discovery platform. Our SEMA4D antibody platform is the application of our extensive knowledge of SEMA4D biology to develop our lead product candidate pepinemab for the treatment of various indications, including cancer and neuroinflammatory and neurodegenerative diseases. Our ActivMAb antibody discovery platform is a proprietary human antibody discovery platform based on a novel method for expressing complex multi-pass membrane proteins or large and diverse libraries of high affinity, full-length human monoclonal antibodies on the surface of mammalian pox viruses. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Our current research and development activities primarily relate to clinical development in the following indications:

•

Cancer Studies. We and others have shown that SEMA4D, the target of pepinemab, is highly expressed in HNSCC where it impedes recruitment and activation of cytotoxic T cells that can attack the tumor while also inducing differentiation of myeloid derived suppressor cells that inhibit any remaining tumoricidal immune activity. HNSCC, which characteristically expresses high levels of myeloid suppressor cells, is, therefore, a cancer in which we believe immunotherapy with pepinemab in combination with a checkpoint inhibitor such as Keytruda® (pembrolizumab) merits investigation. We have entered into a collaboration with Merck Sharp & Dohme Corp., or Merck, a subsidiary of Merck & Co. Inc., which is supplying Keytruda, for first-line treatment of up to 65 patients with recurrent or metastatic HNSCC in a Phase 1b/2 trial. In January 2022, we reported interim safety and response data in the Phase 1b segment of the trial that indicated that the combination of pepinemab and Keytruda appears to be well tolerated. We expect to report results of a pre-planned interim analysis of results of this Phase 2 study of pepinemab in combination with Merck’s Keytruda in first-line HNSCC in mid-2023. In a similar arrangement, we are collaborating with Merck KGaA (EMD Serono in the U.S.), which is supplying Bavencio® (avelumab), another checkpoint inhibitor, for evaluation in a Phase 1b/2 trial in combination with pepinemab as second-line combination immunotherapy for patients with metastatic pancreatic adenocarcinoma (PDAC, NCT05102721). The trial will be conducted at the University of Rochester, and is being primarily funded by a Gateway Discovery Award (administered by the Conquer Cancer Foundation/ASCO).

•

Alzheimer’s Disease. In 2021, we initiated a randomized, double-blind, placebo-controlled, multi-center Phase 1/2a study of pepinemab in 40 patients with mild AD. We currently expect to complete enrollment in this trial in the first half of 2023 with topline data expected in 2024.

•

Huntington’s Disease. We evaluated pepinemab for the treatment of HD in our Phase 2 SIGNAL trial. This study was completed in September 2020 and a detailed report of treatment outcomes was published in Nature Medicine 28: 2813-2193 in 2022. Although the study did not meet its prespecified primary endpoints, it provided important new information, including evidence of cognitive benefit and a reduction in brain atrophy and increase in brain metabolic activity in patients with manifest disease symptoms. An improved study design would focus on patients with early signs of cognitive or functional deficits, as they appeared to derive the greatest treatment benefit. We are evaluating our development strategy in terms of business opportunity and other near-term clinical activities. To advance planning for a potential Phase 3 study of pepinemab in HD, we requested a meeting with the U.S. Food and Drug Administration, or the FDA, to discuss details of the study design and key endpoints. We have received notice from the FDA that they have granted this meeting request and that they will provide a written response by May 16, 2023 to questions posed in the meeting package.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on or accessible through our website are not incorporated by reference in, and are not considered part of, this prospectus, and any reference to our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision to purchase our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of: (i) December 31, 2023; (ii) the last day of the first fiscal year in which our annual gross revenues are $1.235 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the first fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, and we have elected to do so.

We are also a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure obligations that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, the applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and the additional risks and uncertainties set forth or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of common stock by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products, or businesses, and investments. Additional information on the use of net proceeds from the sale of common stock by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering or in any free writing prospectus.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	debt securities consisting of debentures, notes or other evidences of indebtedness; or

•	any combination of these securities.

This prospectus contains summary descriptions of the common stock and debt securities that we may offer and sell from time to time. When we offer any of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation, or Charter, and our Amended and Restated Bylaws, or Bylaws, the Delaware General Corporation Law, or DGCL, and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 31, 2023, there were 54,856,369 shares of common stock outstanding.

DESCRIPTION OF OUR COMMON STOCK

The following is a brief description of our common stock. Our Charter authorizes us to issue 110,000,000 shares of capital stock, divided into two classes:

•	100,000,000 shares of common stock; and

•	10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to amending our Bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Directors are elected by a plurality vote of the shares represented in person or by proxy. All other actions by stockholders will be approved by a majority of votes cast except as otherwise required by law.

The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Effects on our Common Stock if We Issue Preferred Stock

Our board of directors has authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our Charter and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

The issuance of any preferred stock may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

Our Charter and Bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•	Classified board. Our Charter provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our board.

•

Board of directors vacancies. Our Charter and Bylaws authorize only our board of directors to fill vacant directorships, unless our board of directors determines by resolution that any such vacancies shall be filled by stockholders. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Stockholder action; special meetings of stockholders. Our Charter provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our Charter further provides that only the chairman of our board of directors or a majority of our board of directors may call special meetings of our stockholders.

•

Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

We designed these provisions to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us, and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Choice of Forum

Our Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any current or former director, officer, employee or agent to us or our stockholders, any action asserting a claim against us arising pursuant to the DGCL or our Charter or Bylaws, any action to interpret, apply, enforce or determine the validity of our Charter or amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•

whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	any addition to or change in the covenants described in this prospectus or in the applicable indenture;

•	any events of default, if not otherwise described below under “Events of Default Under the Indentures”;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures will provide that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance or breach of any other covenants or agreements in the applicable indenture with respect to the debt securities of such series; and

•	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that trustee may declare the principal amount of all the securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of all the securities of that series shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture. Any waiver shall cure the default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee;

•	such holders have offered, and if requested, provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of security or indemnity, has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding securities of that series.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may modify the indentures that govern our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in the applicable prospectus supplement.

Defeasance; Satisfaction and Discharge

The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indentures discharged and under which the indenture obligations will be deemed to be satisfied.

Information Concerning the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indentures and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Vaccinex, Inc. (the “Company”) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus is 001-38624. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•	our Current Reports on Form 8-K filed with the SEC on March 23, 2023 and April 3, 2023;

•

the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.vaccinex.com.

193,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 27, 2024